Exhibit 10.1
FIRST AMENDMENT
THIS FIRST AMENDMENT (this “Amendment”) is made and entered into as of March 15, 2017, by and between HUDSON METRO CENTER, LLC, a Delaware limited liability company (“Landlord”), and QUALYS, INC., a Delaware corporation (“Tenant”).
RECITALS
A.Landlord and Tenant are parties to that certain lease dated October 14, 2016 (the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently described in the Lease as containing approximately 75,275 rentable square feet (the “Existing Premises”) described as (i) 5,441 rentable square feet located on the first floor and commonly known as Suite No. 125 (“Suite 125”), (ii) 35,748 rentable square feet located on the third floor and commonly known as Suite No. 300, and (iii) 34,086 rentable square feet located on the fourth floor and commonly known as Suite No. 400, each of which is located in the building commonly known as 919 East Hillsdale Boulevard located at 919 East Hillsdale Boulevard, Foster City, California (the “Building”).
B.Tenant and Landlord mutually desire that the Lease be amended on and subject to the following terms and conditions.
NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
1.Amendment. Effective as of the date hereof (unless different effective date(s) is/are specifically referenced in this Section), Landlord and Tenant agree that the Lease shall be amended in accordance with the following terms and conditions:
1.1. Premises.
A.    Section 1.2.2 of the Lease is hereby amended and restated as follows:
“1.2.2 “Premises”:    76,922 rentable square feet of space described as (i) 7,088 rentable square feet located on the first floor of the Building and commonly known as Suite No. 125 (“Suite No. 125”), 35,748 rentable square feet located on the third floor of the Building and commonly known as Suite No. 300, and 34,086 rentable square feet located on the fourth floor of the Building and commonly known as Suite No. 400, each of which are outlined and located on Exhibit A hereto. If the Premises include any floor in its entirety, all corridors and restroom facilities located on such floor shall be considered part of the Premises.”
B.    The first page of Exhibit A to the Lease (i.e. Floor 1) is hereby deleted and replaced with Exhibit A attached hereto.
1.2.    Commencement Date. Section 1.3.2 of the Lease is hereby amended to provide that, with respect to Suite 125 only, the Early Entry Period shall commence on the date of full execution and delivery of this Amendment. Tenant hereby represents and warrants that Tenant has not exercised its Early Entry Period rights set forth in the Lease with respect to Suite 125 as originally defined in the Lease on or prior to the date hereof.

1.3.    Base Rent. Section 1.4 of the Lease is hereby amended and restated as follows:

“1.4 “Base Rent”
Period During Term	Annual Rate Per Square Foot (rounded to the nearest 100th of a dollar)	Monthly Base Rent Per Rentable Square Foot (rounded to the nearest 100th of a dollar)	Monthly Installment of Base Rent
May 1, 2018 — April 30, 2019	$43.80	$3.65	$280,765.30
May 1, 2019 — April 30, 2020	$45.11	$3.76	$289,188.26
May 1, 2020 — April 30, 2021	$46.47	$3.87	$297,863.91
May 1, 2021 — April 30, 2022	$47.86	$3.99	$306,799.82
May 1, 2022 — April 30, 2023	$49.30	$4.11	$316,003.82
May 1, 2023 — April 30, 2024	$50.78	$4.23	$325,483.93
May 1, 2024 — April 30, 2025	$52.30	$4.36	$335,248.45
May 1, 2025 — April 30, 2026	$53.87	$4.49	$345,305.90
May 1, 2026 — April 30, 2027	$55.48	$4.62	$355,665.08
May 1, 2027 — April 30, 2028	$57.15	$4.76	$366,335.03
1.4.    Tenant’s Share. Section 1.6 of the Lease is hereby amended and restated as follows:
“1.6    “Tenant’s Share”: 54.8690% (based upon a total of 140,192 rentable square feet in the Building).”
1.5    Parking. Section 1.9 of the Lease is hereby amended and restated as follows:
“1.9    Parking: 225 unreserved parking spaces, at the rate of $00.00 per space per month.”
1.6    Allowance. The first sentence of Section 1.1 of Exhibit B to the Lease is hereby amended and restated as follows: “Tenant shall be entitled to a one-time tenant improvement allowance (the “Allowance”) in the amount of $8,076,810.00 to be applied toward the Allowance Items (defined in Section 1.2 below)”.
2.Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:
2.1.    California Civil Code Section 1938. Pursuant to California Civil Code § 1938, Landlord hereby states that the Premises, as amended above, have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52).
Accordingly, pursuant to California Civil Code § 1938(e), Landlord hereby further states as follows: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises”.
In accordance with the foregoing, Landlord and Tenant agree that if Tenant requests a CASp inspection of the Premises, then Tenant shall pay the fee for such inspection. The responsibility for the making of any repairs necessary to correct violations of construction-related accessibility standards within the Premises and the payment of the cost thereof shall be as set forth in the Lease.
3.Miscellaneous.
3.1.    This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.
3.2.    Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.
3.3.    In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.
3.4.    Submission of this Amendment by Landlord is not an offer to enter into this Amendment. The parties shall not be bound by this Amendment until both Landlord and Tenant have executed and delivered it to the other.
3.5.    Capitalized terms used but not defined in this Amendment shall have the meanings given in the Lease.
3.6.    Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers (other than Colliers International) claiming to have represented Tenant in connection with this Amendment. Landlord shall indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment. Tenant acknowledges that any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Amendment has been made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.
[SIGNATURES ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

HUDSON METRO CENTER, LLC, a Delaware limited liability company
By:	Hudson Pacific Properties, L.P., a Maryland limited partnership, its sole member
	By:	Hudson Pacific Properties, Inc., a Maryland corporation, its general partner
	By:	/s/ Arthur X. Suazo
	Name:	Arthur X. Suazo
	Title:	Executive Vice President

TENANT:

QUALYS, INC., a Delaware corporation

By:	/s/ Rima Bruno
Name:	Rima Bruno
Title:	CHRO

EXHIBIT A
SUBSTITUTE FIRST PAGE OF EXHIBIT A TO THE LEASE
(i.e. Floor 1)